PURCHASE AGREEMENT

              This Agreement, entered into this 23rd day of January, 2008, between Resource Group, Inc, (the "Purchaser"), a corporation organized under the laws of the state of Delaware, with offices for delivery located at:

Suite 208. Viva Tower
1311 Howe Street
Vancouver BC V6Z 2P3
Fax: 604-691-1763

and the Seller; Mountain Boy Minerals located in Stewart, B.C. (The "Seller") with offices for delivery located at:

P.O. Box 859, 565 Railway Street
Stewart, B.C. V0T 1W0
Fax: (250) 636-2446

Witnesseth:

              WHEREAS, Purchaser wishes to acquire certain mineral titled Strohn Creek Moly Claims located on and near to Strohn Creek (the “Claims) attached hereto as Schedule A, and

              WHEREAS, Seller wishes to sell said Claims

              NOW, THEREFORE, in consideration of the mutual terms and covenants set forth herein, Purchaser and Sellers approve and adopt this Purchase Agreement and mutually covenant and agree with each other as follows:

ARTICLE I
Claims to be Transferred and Payments to be Made

1.01	a.	On the closing date the Seller shall transfer to Purchaser full access and working interest (the “Transfer”) to the said Claims as in Schedule "A", attached hereto and incorporated herein.

b.

Purchaser shall on the closing date and contemporaneously with the signing of this Agreement and subsequent to the signing, pay to Seller as consideration for the Transfer of the Claims and 43-101 Document:

	i.	on signing of this Agreement a payment of $25.000.00 CDN to complete the Transfer transaction;

	ii.	Pay to Seller a three and one half percent net smelter royalty 3.5% (“NSR”) payable on all sales of minerals removed from the Claims

e.

Purchaser shall pay all assessments and fees to be paid as imposed by the BC Ministry of Energy, Mines and Petroleum Resources to keep the Claims in good standing for 1 year from date of execution or till February 11, 2009

ARTICLE II
Covenant, Representations and Warranties of Purchaser and Seller

2.01       Ownership of Claims and Transfer Thereof.

a.	Seller warrants that Seller is the sole owner of the Claims listed in Schedule "A" hereto as of the date hereof.
b.	Purchase confirms that Seller will continue to own such Claims until payment as detailed in Clause 1.01cii, cii and ciii has been fully rendered.
c.	Purchaser shall record Purchaser interest in the Claims by registering this Purchase Agreement and other documents as required to fully document and secure said interest.
d.	Seller shall assist Purchase to the fullest extent in recording Purchasers interest in the appropriate Ministry of the Province of British Columbia.
e.

Purchaser agrees that should Purchaser fail to complete its payment commitments as detailed in Clause 1, Purchaser shall at the request of Seller provide to Seller all documentation required to return Claims to Seller, unencumbered.

ARTICLE III
Closing

3.01        Time. The closing of this transaction ("closing") shall be effective on such date set by the parties. Such date is referred to in this agreement as the "Closing Date."

ARTICLE IV
Miscellaneous

              1.        Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:

                     (a)        If to the Seller, to such person and place as the Company or Shareholders shall furnish to Purchaser in writing; or

                     (b)        If to Purchaser, to such person and place as Purchaser shall furnish to Company in writing.

              2        Default. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Delaware, United States of America.

              3.        Assignment. This Agreement may not be assigned in whole or in part by the Seller without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

              4.        Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and assigns.

              5.        Governing Law and Venue. This Agreement shall be governed by and interpreted pursuant to the laws of the State of Delaware. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction within the State of Delaware and in no other place.

              6.        Partial Invalidity. If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

              7.        No Other Agreements. This Agreement constitutes the entire Agreement between the parties and there are and will be no oral representations which will be binding upon any of the parties hereto.

              8.        Rights are Cumulative. The rights and remedies granted hereunder shall be in addition to and cumulative of any other rights or remedies provided under the laws of the State of Delaware.

              9.        Waiver. No delay or failure in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in default. No single or partial exercise of any power or right hereunder shall preclude any other or further exercise thereof or the exercise of any other power or right.

              10.        Survival of Covenants, Etc. All covenants, representations, and warranties made herein to any parties or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

              11.        Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transaction(s) contemplated herein.

              12.        Amendment. This Agreement or any provision hereof may not be changed, waived, terminated or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

              13.        Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

              14.        Counterparts. This agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument, provided that Purchaser shall have no obligations hereunder until all parties have become signatories hereto.

              15.        Costs. Each party agrees to pay, without right of reimbursement from the other party and regardless of whether or not the transaction is consummated, the costs incurred by it in connection with this transaction, including legal fees and other costs incidental to the negotiation of the terms of the transaction and the preparation of related documentation.

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IN WITNESS WHEREOF, the parties hereto executed the foregoing Acquisition Agreement as of the 23rd of January 2008.

RESOURCE GROUP INC.

By : /s/ James P. Geiskopf
        Authorized Signatory

MOUNTAIN BOY MINERALS LTD.

By :  /s/ Randy Kasum _
        Authorized Signatory

Schedule “A”

Strohn Creek Moly Claims

Tenure Number	Date Of Expiry

551606	February 11, 2008

551608	February 11, 2008